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                                                                     Exhibit 21.
                                                                     -----------

                 GREEN TREE FINANCIAL CORPORATION SUBSIDIARIES

The following is a list of the Company's subsidiaries which are all owned 100% by Green Tree Financial Corporation who is the ultimate or immediate parent:

                                                  State of
Name of Subsidiary                              Incorporation
------------------                              -------------

Green Tree Financial Servicing Corporation       Delaware

Green Tree Financial Corp.-Alabama               Delaware

Green Tree Financial Corp.-Texas                 Delaware

Green Tree Credit Corp.                          New York

Green Tree Consumer Discount Company             Pennsylvania

Consolidated Acceptance Corporation              Nevada

Piper Financial Services, Inc.                   Minnesota

Green Tree Retail Services Bank, Inc.            South Dakota

Green Tree Capital Bank, Inc.                    Utah

Green Tree Vendor Services Corporation           Delaware

Green Tree Finance Corp.-One                     Minnesota

Green Tree Finance Corp.-Two                     Minnesota

Green Tree Finance Corp.-Three                   Minnesota

Green Tree Finance Corp.-Five                    Minnesota

Green Tree Manufactured Housing Net
  Interest Margin Finance Corp. I                Delaware

Green Tree Manufactured Housing Net
  Interest Margin Finance Corp. II               Delaware

Green Tree Floorplan Funding Corp.               Delaware

Green Tree Vehicles Guaranty Corporation         Minnesota

MaHCS Guaranty Corporation                       Delaware
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                                                  State of
Name of Subsidiary                              Incorporation
------------------                              -------------

Green Tree RECS Guaranty Corporation             Minnesota

Green Tree First GP Inc.                         Minnesota

Green Tree Second GP Inc.                        Minnesota

Green Tree Agency, Inc.                          Minnesota

Green Tree Agency of Alabama, Inc.               Alabama

Green Tree Agency of Kentucky, Inc.              Kentucky

Green Tree Agency of Nevada, Inc.                Nevada

GTA Agency, Inc.                                 New York

Crum-Reed General Agency, Inc.                   Texas

Dealer Service Trust Corporation                 Minnesota

G.T. Reinsurance Limited                         Turks an Caicos Island

Rice Park Properties Corporation                 Minnesota

Woodgate Consolidated Incorporated               Texas

Woodgate Utilities Incorporated                  Texas

Green Tree Financial Canada Holding Company      Delaware

Green Tree Financial Canada Company              Nova Scotia

Green Tree RECS II Guaranty Corporation          Minnesota

Green Tree Retail Services Funding Corporation   Minnesota

Green Tree Lease Finance I, Inc.                 Minnesota

Green Tree Lease Finance I, LLC.                 Delaware

Green Tree Lease Finance II, Inc.                Minnesota

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                                                 State of
Name of Subsidiary                              Incorporation
------------------                              -------------

Green Tree Lease Finance 1997-1, LLC.            Delaware

Green Tree Leasing Trust                         Delaware

Green Tree Titling Limited Partnership I         Delaware

Green Tree Titling Limited Partnership II        Delaware

Green Tree Titling, LLC I                        Delaware

Green Tree Titling, LLC II                       Delaware

Green Tree Titling Holding Company I             Delaware